UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2020

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2020, the stockholders of Clovis Oncology, Inc. (the “Company”) approved and adopted the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) at the Company’s Annual Meeting of Stockholders. Additional information regarding the results of the Annual Meeting is set forth below under Item 5.07. Under the 2020 Plan, subject to adjustment for certain changes in capitalization or other corporate events, the Company is authorized to issue up to 6,470,000 shares of common stock pursuant to equity-based awards, which may be granted to eligible participants in furtherance of the Company’s broader compensation strategy and philosophy. Awards granted under the 2020 Plan will be granted upon terms approved by the Company’s Compensation Committee of the Board of Directors and set forth in an award agreement or other evidence of an award. The 2020 Plan is described in greater detail in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 24, 2020, under the caption “Approval of the Clovis Oncology, Inc. 2020 Stock Incentive Plan,” which disclosure is incorporated herein by reference. The description of the 2020 Plan contained in such proxy statement is qualified in its entirety by reference to the full text of the 2020 Plan, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The forms of the 2020 Plan Option Grant Notice and Agreement and the 2020 Plan Restricted Stock Unit Grant Notice and Agreement are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 4, 2020. At the Annual Meeting, the stockholders of the Company voted on the following four proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors.

	For	Withheld	Broker Non-Votes
Keith Flaherty	13,221,980	2,184,374	37,101,715
Ginger Graham	13,586,732	1,819,622	37,101,715
Edward J. McKinley	13,565,580	1,840,774	37,101,715

Proposal Two

Proposal two was to hold an advisory vote on the compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
11,521,592	2,882,630	1,002,132	37,101,715

Proposal Three

Proposal three was to ratify the appointment of Ernst & Young LLP as auditors of the Company for the fiscal year ending December 31, 2020, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
48,453,535	3,601,738	452,796	—

Proposal Four

Proposal four was to approve the Clovis Oncology, Inc. 2020 Stock Incentive Plan, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Votes
11,749,765	3,419,734	236,855	37,101,715

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Clovis Oncology, Inc. 2020 Stock Incentive Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement filed with the SEC on April 24, 2020).

10.2	Form of Clovis Oncology, Inc. 2020 Stock Incentive Plan — Option Grant Notice and Agreement.

10.3	Form of Clovis Oncology, Inc. 2020 Stock Incentive Plan — Restricted Stock Unit Grant Notice and Agreement.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clovis Oncology, Inc.

June 4, 2020	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel

4